EXHIBIT 7.1

                     JOINT FILING AGREEMENT

     The undersigned hereby agree that the Amendment No. 28 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:    September 17, 2002

                                   Revision LLC, a Delaware limited
                                   liability company


                                   By: /s/ Walt Anderson
                                      -------------------------------------
                                        Walt Anderson, Manager


                                   Gold & Appel Transfer, S.A., a British
                                   Virgin Islands corporation


                                   By: /s/ Walt Anderson
                                      -----------------------------------
                                        Walt Anderson, Attorney-in-Fact


                                   Walt Anderson, Individually


                                     /s/ Walt Anderson
                                   ---------------------------------------
                                   Walt Anderson


                                    Foundation for the International
                                    Non-Governmental Development of Space



                                By:   /s/ Walt Anderson
                                    ---------------------------------------
                                     Walt Anderson, President